UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 10, 2021

VolitionRx Limited

(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
13215 Bee Cave Parkway Suite 125, Galleria Oaks B Austin, Texas 78738
(Address of principal executive offices and Zip Code)
+1 (646) 650-1351
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	VNRX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                   Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01Entry into a Material Definitive Agreement.

On February 10, 2021, VolitionRx Limited (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (the “Underwriter”) in connection with an underwritten public offering (the “Offering”) of 3,809,524 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”). The Underwriter has agreed to purchase the Firm Shares from the Company at a price of $4.9533 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 571,428 shares of Common Stock (the “Option Shares” and together with the Firm Shares, the “Shares”) at the same price per share as the Firm Shares.

The net proceeds to the Company from the Offering, excluding any exercise by the Underwriter of its 30-day option to purchase any of the Option Shares, are expected to be approximately $18.9 million before deducting estimated offering expenses payable by the Company. The Company intends to use the proceeds from the Offering for continued product development, clinical studies, product commercialization, working capital and other general corporate purposes, including potential strategic acquisitions.

The offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-227248), previously filed with the Securities and Exchange Commission (“SEC”) on September 10, 2018, and declared effective by the SEC on September 28, 2018, and a prospectus supplement thereunder.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Stradling Yocca Carlson & Rauth, PC relating to the legality of the issuance and sale of the Shares in the Offering is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 8.01Other Events.

On February 10, 2021, the Company issued a press release announcing it had priced the Offering. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 10, 2021, by and between VolitionRx Limited and Cantor Fitzgerald & Co.
5.1	Opinion of Stradling, Yocca, Carlson & Rauth, PC.
23.1	Consent of Stradling, Yocca, Carlson & Rauth, PC. (contained in Exhibit 5.1).
99.1	Press Release, dated February 10, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED
Date: February 12, 2021	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 10, 2021, by and between VolitionRx Limited and Cantor Fitzgerald & Co.
5.1	Opinion of Stradling, Yocca, Carlson & Rauth, PC.
23.1	Consent of Stradling, Yocca, Carlson & Rauth, PC. (contained in Exhibit 5.1).
99.1	Press Release, dated February 10, 2021.